SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 January 24, 2001



Commission      Registrant, State of Incorporation,         I.R.S. Employer
File Number     Address and Telephone Number                Identification No.
-----------     -----------------------------------         ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200


1-446           Metropolitan Edison Company                     23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601


1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

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ITEM 5.     OTHER EVENTS.
            ------------

      As previously reported, on January 19, 2001 a Pennsylvania Public Utility Commission ("PaPUC") Administrative Law Judge ("ALJ") ruled on petitions filed on November 29, 2000 by Metropolitan Edison Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec"), subsidiaries of GPU, Inc., seeking authorization to defer for future recovery through customer rates, the actual costs for energy which they are incurring in excess of their current generation charges to customers. The ALJ stated in his ruling that while Met-Ed and Penelec should be offered some type of relief, he agreed with motions made by intervenors in the proceeding to dismiss the petition as a matter of law. However, the ALJ certified the question of whether the petition should be dismissed to the PaPUC for consideration.

      On January 24, 2001, the PaPUC voted to defer action on the petition and consolidate Met-Ed's and Penelec's request with their pending application to merge with FirstEnergy Corp. In his motion adopted by the PaPUC, Chairman Quain stated that deferring action on the petitions would give Met-Ed and Penelec additional time to attempt to establish that they meet the conditions under which the PaPUC could consider granting them exceptions to the rate cap provisions of the Pennsylvania restructuring law and the companies' related settlement agreement.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              METROPOLITAN EDISON COMPANY
                              PENNSYLVANIA ELECTRIC COMPANY


                              By:  /s/ T. G. Howson
                                   -------------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   January 26, 2001